(LOGO)    IMPAX
            Laboratories, Inc.




COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
------------------------                ------------------------------------
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0360                          (212) 838-3777
Larry Hsu, Ph.D. President              Bruce Voss (bvoss@lhai.com)
(510) 476-2000, Ext. 1111               (310) 691-7100
Arthur Koch, CFO                        www.lhai.com
(215) 933 0351
www.impaxlabs.com


          IMPAX SIGNS EXCLUSIVE SUPPLY AND DISTRIBUTION AGREEMENT WITH
   DAVA PHARMACEUTICALS FOR OXYCODONE HYDROCHLORIDE EXTENDED RELEASE TABLETS

HAYWARD, CALIFORNIA (NOVEMBER 7, 2005) - IMPAX LABORATORIES, INC. (OTC: IPXL) announced today it has entered into a ten year Exclusive Supply and Distribution agreement with DAVA Pharmaceuticals, Inc (DAVA). for IMPAX's 10mg, 20mg, 40mg and 80mg dosage strengths of Oxycodone Hydrochloride Extended Release Tablets. In exchange for payments of up to $60 million over the next 5 years and sharing of gross profits, DAVA will have exclusive sales and distribution rights in the United States and Puerto Rico. IMPAX will be responsible for all manufacturing and regulatory aspects. The combined branded and generic U.S. sales for the 10mg, 20mg, 40mg and 80mg strengths of Oxycodone Hydrochloride Extended Release Tablets were over $1.8 billion for the twelve-month period ended August 31, 2005 according to NDCHealth.

"We are looking forward to working with DAVA on this important product," said Barry R. Edwards, Chief Executive Officer of IMPAX. "We believe the combination of economic terms and DAVA's strong sales and marketing organization, make this a very attractive business opportunity for IMPAX."

IMPAX had been marketing the 80mg dosage strength through its Global Pharmaceutical Division; and will be transitioning sales and marketing responsibilities to DAVA. IMPAX currently has a tentative Abbreviated New Drug Application (ANDA) approval for the 10mg, 20mg and 40mg dosage strengths with final approval subject to the expiration of market exclusivity on December 5th, 2005.

ABOUT DAVA PHARMACEUTICALS
DAVA Pharmaceuticals, a specialty pharmaceutical company, is focused on product development and marketing a broad portfolio of pharmaceutical products. DAVA Pharmaceuticals is aggressively building its product portfolio through a combination of acquisitions, strategic alliances, in-licensing transactions, partnerships and development. For further information, please visit www.davapharma.com.

ABOUT IMPAX LABORATORIES
IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its

Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from the delisting of IMPAX's stock, IMPAX's delay in filing its 2004 Form 10-K and its Form 10-Q's for the first two quarters of 2005, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

                                      # # #